EXHIBIT 99.1

                           CERTIFICATE OF AMENDMENT
                      of CERTIFICATE OF INCORPORATION of
                             INTEGRATED DATA CORP.


Integrated Data Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that: the Corporation desires to amend its Certificate of Incorporation for the purpose of reducing its authorized share capitalization of common stock, and does hereby adopt the following Resolution pursuant to
Section 242 (a)(3) of the General Corporation Law (the "GCL"):

Resolved: that the Certificate of Incorporation of the Corporation be, and the same hereby is amended by striking Article 4 in its entirety and replacing therefor:

"4. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Fifty Million (50,000,000) shares of common stock, par value $.001 per share, and Two Million (2,000,000) shares of preferred stock, par value $.001 per share (the "Preferred Stock"). The Board of Directors of the Corporation is hereby authorized to issue by resolution, from time to time, shares of Preferred Stock in any one or more series and the designations, powers, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations, or restrictions thereon, including, without limitation, any of the following:
(i) provisions relating to voting rights of each share in such series, including multiple or fractional votes per share; (ii) provisions relating to the call or redemption thereof, including, without limitation, the times and prices for such calls or redemptions and provisions relating to sinking funds therefor and the retirement thereof, if any; (iii) provisions relating to the right to receive dividends, including without limitation, participation in dividends with shares of any other class or series of capital stock of the Corporation and/or preferential dividends, the rate of such dividends, whether such dividends shall be cumulative or noncumulative and the conditions upon which such dividends shall be accrued and paid, and any preferential rights thereto or rights in relation to dividends payable on any other classes or series of stock of the Corporation; (iv) the rights thereof upon the dissolution of, or upon any distribution of the assets of the Corporation; and
(v) except as otherwise explicitly prohibited by this Certificate of Incorporation, provisions relating to the conversion thereof into, or the exchange thereof for shares of any class or any other series of the same class of stock of the Corporation or exchange for any other security of the Corporation or any other company."

                                   * * * * *

On February 19, 2004, at a special meeting of the Board of Directors of the Corporation (the "Board"), at which a quorum of members of the Board was present, the Board unanimously adopted a resolution to reduce the authorized number of common shares of the Corporation's capital stock from 300,000,000 shares of par value $.001 per share to 50,000,000 shares of par value $.001, while retaining the existing authorization for preferred stock of 2,000,000 shares of par value $.001 (the "Resolution"), and the Board did further find such authorized capital reduction to be in the best interests of the Corporation, and did recommend to the shareholders of the Corporation that they approve the Resolution.

Thereafter, as of the 17th day of March 2004, written consent of the majority of shareholders of the Corporation was circulated, and effective as of the 29th day of March, 2004, the consent had been signed by shareholders owning of record in the aggregate more than 79% of the shares of the Corporation's only class of stock outstanding, its common stock, as provided by Section 228(a) of the GCL, ratifying the Resolution, with notice of the Resolution's adoption being sent to the Corporation's other shareholders.

	Witness the following signature as of the 12th day of April 2004


                                       INTEGRATED DATA CORP.


                                       By:  /s/ Stuart W. Settle, Jr.
                                            -------------------------
                                            Stuart W. Settle, Jr.
                                            Secretary